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                                  EXHIBIT 23.2

            CONSENT OF KENNETH E. WALSH, CERTIFIED PUBLIC ACCOUNTANT
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                                  EXHIBIT 23.2

                                KENNETH E. WALSH
                           CERTIFIED PUBLIC ACCOUNTANT
                               3820 DEL AMO BLVD.
                                    SUITE 305
                               TORRANCE, CA 90503






                         CONSENT OF INDEPENDENT AUDITOR



I Consent to the use in this Registration Statement No. 333-9599 of my reports on the consolidated financial statements of Global Outdoors, Inc. (formerly Global Resources, Inc.) and subsidiaries included herein and to the reference made to me under the captions "Experts" and "Selected Financial Data" in the Prospectus.




Kenneth E. Walsh
Certified Public Accountant
January 22, 1997